UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 25, 2010

Avatar Holdings Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-07395	23-1739078
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

201 Alhambra Circle, Coral Gables, Florida		33134
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	1-305-442-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 25, 2010, Avatar entered into a Second Amendment to Amended and Restated Employment Agreement (the "Second Amendment") and a Restricted Stock Unit Agreement (the "RSU Agreement") with Patricia Kimball Fletcher. The Second Amendment extends the term of her employment as Executive Vice President and General Counsel to December 31, 2011. Ms. Fletcher continues to be compensated at an annual base salary of $700,000 through December 31, 2010; and as of January 1, 2011, she will be compensated at an annual base salary of $600,000. The terms of Ms. Fletcher’s employment remain substantially the same as the Amended and Restated Employment Agreement dated as of December 22, 2008. Pursuant to the RSU Agreement, Ms. Fletcher has been awarded an opportunity to receive 4,000 performance conditioned restricted stock units representing 4,000 shares of Avatar Common Stock. The actual grant of the units is conditioned upon (i) the closing price of Avatar Common Stock being at least $25.00 per share for 20 trading days out of 30 consecutive trading days during the period beginning August 25, 2010 and ending December 31, 2011, and (ii) the continued employment of Ms. Fletcher at the time the foregoing condition is satisfied.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Second Amendment to Amended and Restated Employment Agreement dated August 25, 2010, between Avatar Holdings Inc. and Patricia Kimball Fletcher.

10.2 Restricted Stock Unit Agreement dated August 25, 2010, between Avatar Holdings Inc. and Patricia Kimball Fletcher.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avatar Holdings Inc.

August 30, 2010	By:	Juanita I. Kerrigan

Name: Juanita I. Kerrigan
Title: Vice President and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Second Amendment to Amended and Restated Employment Agreement dated August 25, 2010, between Avatar Holdings Inc. and Patricia Kimball Fletcher.
10.2	Restricted Stock Unit Agreement dated August 25, 2010, between Avatar Holdings Inc. and Patricia Kimball Fletcher.